EXHIBIT 4.4


                              FORM OF STOCK WARRANT


     THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE OR TRANSFER IS MADE IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ALL APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REQUIREMENT OF SUCH ACT OR STATE SECURITIES LAWS.

October __, 1999                     Right to Purchase Shares of Common Stock
                                            of Advanced Tissue Sciences, Inc.


                         ADVANCED TISSUE SCIENCES, INC.

                         Common Stock Purchase Warrant

     Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _______________ ("Warrant Holder"), is entitled on the terms and conditions set forth below, to purchase from the Company at any time beginning on the date hereof and ending on October ___, 2002, (the "Exercise Period") ____________ fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), at a purchase price per share of $4.00 (the "Purchase Price"), as the same may be adjusted pursuant to Section 5 herein.

     1.  Definitions.  This Warrant and any Warrant or Warrants subsequently
         -----------
issued upon exchange or transfer hereof are hereinafter collectively called the "Warrant." The term "Warrant Shares" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

     2.  Exercise of Warrant.  This Warrant may be exercised by the Warrant
         -------------------
Holder, in whole or in part (but not as to fractional shares), at any time and from time to time during the Exercise Period by surrender of this Warrant, together with the form of subscription at the end hereof duly executed by Warrant Holder, to the Company at its principal office. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of Warrant Holder a new Warrant of like tenor in the name of Warrant Holder reflecting such adjusted Warrant Shares.

     3.  Delivery of Stock Certificates.
         ------------------------------

    (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to Warrant Holder, or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which Warrant Holder is entitled upon such exercise.

    (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, fair market value shall equal the closing trading price of the Common Stock on the Nasdaq
National Market, the American Stock Exchange or the New York Stock Exchange, whichever is the principal trading exchange or market for the Common Stock (the "Principal Market") on the date of determination or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted in the Nasdaq national market system, the average of the closing bid and ask prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such national market system and the average price cannot be determined as contemplated above, the fair market value of the Common Stock shall be reasonably determined in good faith by the Company's Board of Directors.

     4.  Covenants of the Company.
         ------------------------

    (a) The Company shall use its reasonable best efforts to insure that a registration statement under the Act covering the sale of the Warrant Shares is and remains effective for the term of this Warrant and for three (3) years thereafter, unless and until the Warrant Shares may be resold under Rule 144 of the Act.

    (b) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation the notification of Nasdaq, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

    (c) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary to insure that the Common Stock remains listed on the Principal Market and shall not amend its Certificate of Incorporation or Bylaws so as to adversely affect any rights of the Warrant Holder under this Warrant.

    (d) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable.

    (e) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

    (f) With a view to making available to Warrant Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission (the "SEC") that may at any time permit Warrant
Holder to sell securities of the Company to the public without registration, the Company agrees that, for so long as a class of its securities is registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, to use its best efforts to:

         (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

         (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

         (iii) furnish to any Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

     5.  Adjustment of Exercise Price and Number of Shares.  The number of and
         -------------------------------------------------
kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

    (a)  Subdivisions, Combinations and other Issuances.  If the Company shall
         ----------------------------------------------
at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same.

    (b)  Stock Dividend.  If at any time after the date hereof the Company
         --------------
declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

    (c)  Other Distributions.  If at any time after the date hereof the Company
         -------------------
distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the Company shall decrease the per share Purchase Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors.

    (d)  Merger.  If at any time after the date hereof there shall be a merger
         ------
or consolidation of the Company with or into another corporation then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

    (e)  Reclassification, Etc.  If at any time after the date hereof there
         ---------------------
shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

    (f)  Continuation of Terms.  Upon any reorganization, consolidation, merger
         ---------------------
or transfer (and any dissolution following any transfer) referred to in this
Section 5, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

     6.  No Impairment.  The Company will not, by amendment of its Certificate
         -------------
of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

     7.  Notice of Adjustments; Notices.  Whenever the Purchase Price or number
         ------------------------------
of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section
5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

     8.  Rights As Stockholder.  Prior to exercise of this Warrant, the Warrant
         ---------------------
Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     9.  Replacement of Warrant.  On receipt of evidence reasonably satisfactory
         ----------------------
to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    10.  Specific Enforcement; Consent to Jurisdiction.
         ---------------------------------------------

    (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

    (b) Each of the Company and the Warrant Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in California for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Warrant Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

    11.  Entire Agreement; Amendments.  This Warrant, the Exhibits hereto and
         ----------------------------
the Warrant Shares contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

    12.  Restricted Securities.  The Warrant Holder understands that unless a
         ---------------------
registration statement covering the Warrant Shares is effective, this Warrant and the Warrant Shares purchasable hereunder constitute "restricted securities" under the federal securities laws and accordingly may not, under such laws and applicable regulations, be resold or transferred without an applicable exemption from registration. In this connection, the Warrant Holder acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resale of the Warrant and the Warrant Shares purchasable hereunder. Unless such a registration statement is effective, the Warrant Holder further acknowledges that the securities legend on Exhibit A hereto shall be placed on any Warrant Shares issued to the Warrant Holder upon the exercise of this Warrant.

    13.  Notices.  Any notice or other communication required or permitted to be
         -------
given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for suchcommunications shall be:

         to the Company:

              Advanced Tissue Sciences, Inc.
              10933 North Torrey Pines Road
              La Jolla, California 92037
              Attention: Chief Executive Officer
              (858) 713-7300
              (858) 713-7910 (facsimile)

         with a copy to:

              Advanced Tissue Sciences, Inc.
              10933 North Torrey Pines Road
              La Jolla, California 92037
              Attention: Chief Financial Officer
              (858) 713-7300
              (858) 713-7900 (facsimile)

         to the Warrant Holder:

              ___________________________
              ___________________________
              ___________________________
              Attn:  [___________]
              [Telephone]
              [_________] (facsimile)

         with a copy to:

              ___________________________
              ___________________________
              ___________________________
              Attn:  [___________]
              [Telephone]
              [_________] (facsimile)

     Either party hereto may from time to time change its address for notices under this Section 13 by giving at least 10 days' written notice of such changed address to the other party hereto.

    14.  Miscellaneous.  This Warrant and any term hereof may be changed,
         -------------
waived discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

    15.  Expiration.  The right to exercise this Warrant shall expire on October
         ----------
___, 2002.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated: October ___, 1999                    ADVANCED TISSUE SCIENCES, INC.



                                            By:
                                               -----------------------------
                                                 Arthur J. Benvenuto
                                                 Chairman of the Board and
                                                 Chief Executive Officer

[CORPORATE SEAL]


Attest:


By:
   -----------------------------
     Michael V. Swanson
     Senior Vice President and
     Chief Financial Officer


                                             WARRANT HOLDER


                                             By:
                                                ---------------------------

                                             Name:
                                                  -------------------------

                                             Title:
                                                   ------------------------

                              FORM OF SUBSCRIPTION
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)


TO ADVANCED TISSUE SCIENCES, INC.

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ___________ shares of Common Stock of ADVANCED TISSUE SCIENCES, INC., a Delaware corporation (the "Company"), and herewith makes payment of $____________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ________________, whose address is _________________.


Dated:                                ____________________________________
                                      (Signature must conform to name of
                                      holder as specified on the face of the
                                      Warrant)


                                      _____________________________________
                                                  (Address)


                                      _____________________________________
                                           (Tax Identification Number)


Signed in the presence of:


__________________________

                                    EXHIBIT A
                                    ---------


     THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUCH TRANSFER IS MADE IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ALL APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF SUCH ACT OR STATE SECURITIES LAWS.